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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

The following is a list of the Registrant's subsidiaries at December 31, 1999, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

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
                                                                 Jurisdiction
Name                                                             of Formation
----                                                             ------------
Glenn Springs Holdings, Inc.                                      Delaware
INDSPEC Holding Corporation                                       Delaware
Laurel Industries, Inc.                                           Ohio
MC Leasing, Inc.                                                  Delaware
Natural Gas Odorizing, Inc.                                       Oklahoma
Occidental Andina, Inc.                                           Delaware
Occidental C.O.B. Partners                                        Delaware
Occidental Chemical Chile, S.A.I.                                 Chile
Occidental Chemical Corporation                                   New York
Occidental Chemical Europe, S.A.                                  Belgium
Occidental Chemical Holding Corporation                           California
Occidental Chemical International, Inc.                           California
Occidental Crude Sales, Inc. (International)                      Delaware
Occidental de Colombia, Inc.                                      Delaware
Occidental Energy Marketing, Inc.                                 Delaware
Occidental Exploration and Production Company                     California
Occidental International Exploration and Production Company       California
Occidental International Holdings Ltd.                            Bermuda
Occidental of Elk Hills, Inc.                                     Delaware
Occidental of Oman, Inc.                                          Nevis
Occidental of Russia Ltd.                                         Bermuda
Occidental Oil and Gas Holding Corporation                        California
Occidental Peninsula, Inc.                                        Delaware
Occidental Peninsula II, Inc.                                     Nevis
Occidental Peruana, Inc.                                          California
Occidental Petrochem Partner 2, Inc.                              Delaware
Occidental Petroleum (Pakistan), Inc.                             Delaware
Occidental Petroleum (South America), Inc.                        Delaware
Occidental Petroleum Investment Co.                               California
Occidental Petroleum of Qatar Ltd.                                Bermuda
Occidental PVC LP, Inc.                                           Delaware
Occidental Quimica do Brasil Ltda.                                Brazil
Occidental Receivables, Inc.                                      California
Occidental Texas Pipeline, L.P.                                   Delaware
Occidental Tower Corporation                                      Delaware
Occidental Yemen Ltd.                                             Bermuda
Oxy CH Corporation                                                California
Oxy Chemical Corporation                                          California
Oxy Durez Holding Company Ltd.                                    Canada
Oxy Energy Services, Inc.                                         Delaware
OXY USA Inc.                                                      Delaware
Oxy Vinyls, Inc.                                                  Delaware
Oxy Westwood Corporation                                          California
Oxychem (Canada), Inc.                                            Canada
Repsol Occidental Corporation                                     Delaware
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